Personal and Confidential

April 12, 2023

Sagaliam Acquisition Corp.
1800 Avenue of the Stars, Suite 1475
Los Angeles, CA 90067

EF Hutton, division of Benchmark Investments, LLC (the "Representative")
590 Madison Avenue, 39th Floor
New York NY 10022

Re: Sagaliam Acquisition Corp. (the "Company")

Ladies and Gentlemen:

Reference is made to the Insider Letter dated December 20, 2021, from Sagaliam Sponsor, LLC (the "Sponsor") and certain other insiders, to the Company (the "Insider Letter"). Capitalized terms used in this waiver (this "Waiver") but not defined in this Waiver shall have the meanings ascribed to such terms in the Insider Letter.

Pursuant to the Insider Letter, no Transfer of Founder Shares are permitted except in accordance with Section 7(a) and 7(c) of the Insider Letter and to any Permitted Transferees that have agreed to be bound, among other things, by the transfer restrictions and other restrictions in the Insider Letter. As part of a reorganization of the Sponsor, the Sponsor desires to Transfer certain Founder Shares to various individuals and/or third-party entities (each a "Transferee") as more fully set forth in Exhibit A attached hereto. In order to properly effect the Transfer of such Founder Shares (the "Transferred Shares"), the Sponsor has been advised that it must seek the consent of the Company and the Representative.

Accordingly, the Sponsor is requesting the consent of the Company and the Representative to (a) the transfer of certain Founder Shares to those Transferees as set forth on Exhibit A, and (b) consent to legal ownership of the Transferred Shares being transferred to the Transferees set forth in Exhibit A, in connection with which such Transferred Shares shall be immediately registered in the name of the parties set forth in Exhibit A or their designees promptly after the execution of this letter. Furthermore, the undersigned acknowledges and agrees that notwithstanding anything contained in the Insider Letter, each of the parties set forth in Exhibit A shall be deemed a "*Permitted Transferee*", as such term is defined in the Insider Letter and which specifically stipulates that a Permitted Transferee must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions therein.

Other than as set forth above, the terms and conditions of the Insider Letter shall remain in full force and effect.

This shall be governed by, and construed in accordance with, the laws of the State of New York. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an

original and all of which taken together shall constitute but one and the same instrument. In furtherance of the foregoing, it is understood and agreed that signatures hereto submitted by facsimile or other electronic transmission shall be deemed to be, and shall constitute, original signatures.

[*Signature page follows*]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SAGALIAM SPONSOR, LLC

By: /s/ Daniel Gordon
Name: Daniel Gordon
Title: Manager

Accepted, Agreed and Acknowledged by:

SAGALIAM ACQUISITION CORP.

By: /s/ Barry Kostiner
Name: Barry Kostiner
Title: Chief Executive Officer

EF HUTTON, division of Benchmark Investments, LLC
As Representative of the several Underwriters

By: Sam Fleischman
Name: Sam Fleischman
Title: Supervisory Principal

[Exhibit A follows]

Exhibit A

Sagaliam Sponsor LLC – Existing Capitalization Table

Private Placement of Class A Units	**400,000**
Distribution of Class A Units:	
GLD Sponsor Member, LLC (or designee)	400,000
Allocation of Class B Shares	**2,675,000**
Distribution of Class B Shares:	
GLD Sponsor Member, LLC (or designee)	613,000
AHG Equities, LLC	750,000
Daniel Janoff	44,445
Deventer, LLC	62,222
Zalman Ungar	71,111
Shimon Lefkowitz	8,333
Samuel Guttman	5,556
GSM CR Trust	83,333
James O'Donnell	66,667
Clay Brock	33,333
Tom O'Connell	33,333
Cary Sucoff	20,000
Total Class B Shares Transferred	**1,791,333**